                                                                    EXHIBIT 4.11

                              AGREEMENT AND WAIVER
                          DATED AS OF JANUARY 30, 2004

            WHEREAS, Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), is party to that certain Registration Rights Agreement by and among the Company and CB Capital Investors, L.P. and Mellon Ventures, L.P., dated as of December 15, 1999 (the "Chase Agreement");

            WHEREAS, the Company is party to that certain Amended and Restated Registration Rights Agreement by and among the Company and Douglas A.P. Hamilton, Paul B. Loyd, Jr., Steven A. Webster, Frank A. Wojtek, Sylvester P. Johnson IV, and DAPHAM Partnership L.P, dated as of December 15, 1999 (the "Founders Agreement");

            WHEREAS, the Company is party to that certain Letter Agreement Regarding Participation in the Carrizo 2001 Program by and among the Company and Berea Associates, LLC, Berea Oil & Gas Corp., PAC Finance (USA) Inc., William R. Ziegler, Thomas H. O'Neill, Jr., and Berea Associates II LLC, dated as of May 1, 2001, as amended by Amendment No. 1 dated as of June 1, 2001 (as so amended, the "Berea Agreement");

            WHEREAS, the Company is party to that certain Registration Rights Agreement by and among the Company and Mellon Ventures, L.P. and Steven A. Webster, dated as of February 20, 2002 (the "Mellon Agreement," and the Chase Agreement, the Founders Agreement, the Berea Agreement, and the Mellon Agreement, collectively, referred to as the "Agreements," and each individually, an "Agreement");

            WHEREAS, the Company proposes to sell an aggregate of up to 3,676,500 shares (the "Company Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (including 256,500 shares to be issued and sold upon exercise of an over-allotment option granted to the underwriters for the Offering (the "Over-allotment Option")), such amount being subject to change as determined by the Company and the underwriters for the Offering;

            WHEREAS, in connection with the public offering of the Company Shares, certain shareholders who are parties to the Agreements ("Selling Shareholders") are currently expected to be able to sell up to an aggregate of 2,878,500 shares (the "Additional Shares," together with the Company Shares, the "Shares") of Common Stock previously issued and currently held by the Selling Shareholders or issuable upon conversion or exercise of options, warrants or preferred stock previously issued by the Company and held by the Selling Shareholders (including 598,500 shares to be sold upon exercise of the Over-allotment Option), substantially in the amounts described in Appendix A attached hereto, such amounts being subject to change as determined by the Company, the Selling Shareholders and the underwriters for the Offering;

            WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-2 (Registration File No. 333-111475) for the registration under the Securities Act of 1933, as amended, and other rules and regulations promulgated thereunder (the "Registration") and sale of the Shares in an underwritten public offering (the "Offering");

            WHEREAS, Section 5.2(a)(ii) of the Chase Agreement, the Founders Agreement and the Mellon Agreement grants each Purchaser (as defined in each of the Chase Agreement, the Founders Agreement and the Mellon Agreement, respectively) thereunder an option to include, subject to limitations, some or all of its shares in the Registration and the Offering;

            WHEREAS, Section 8(c) of the Berea Agreement grants each Participant (as defined in the Berea Agreement) an option to include, subject to limitations, some or all of its shares in the Registration and the Offering;

            WHEREAS, Section 5.2(b) of the Chase Agreement, the Founders Agreement and the Mellon Agreement provides that the underwriters of the Offering may reduce the number of shares included in the Registration and Offering on a pro rata basis based on the number of shares each Purchaser requests be included in such registration;

            WHEREAS, pursuant to Section 8(c) of the Berea Agreement the underwriters of the Offering may reduce the number of shares included in the Registration and Offering on a pro rata basis based on the number of shares each Participant requests be included in such registration;

            WHEREAS, the Company and the undersigned Purchasers and Participants wish to clarify certain matters with respect to (1) the requests by certain Selling Shareholders to include certain shares solely in the Over-allotment Option and (2) the inclusion of certain shares in the Registration and Offering which might otherwise be unclear;

            WHEREAS, the provisions of the Chase Agreement, the Founders Agreement and the Mellon Agreement may be amended or waived with the written consent of the Company and the Purchasers thereunder holding a majority in interest of the aggregate then outstanding Registerable Securities (as defined in the Chase Agreement, the Founders Agreement and the Mellon Agreement) thereunder;

            WHEREAS, the undersigned Purchasers constitute a majority in interest of the aggregate outstanding Registerable Securities under each of the Chase Agreement, the Founders Agreement and the Mellon Agreement;

            WHEREAS, pursuant to Section 8(c) of the Berea Agreement, the provisions of the Berea Agreement referenced herein may be amended or waived with the written consent of the Company and the Participants thereunder holding a majority in interest of the aggregate then outstanding Registerable Securities (as defined in the Chase Agreement and the Founders Agreement) thereunder; and

            WHEREAS, the undersigned Participants constitute a majority in interest of the aggregate outstanding Registerable Securities under the Berea Agreement.

            NOW THEREFORE, the Company, the Purchasers and the Participants agree to the following:

      1. The parties agree that, notwithstanding the requirements set forth in Section 5.11(ii) of the Founders Agreement, the Hamilton Trusts (as defined below) are deemed transferees of the rights of Douglas A.P. Hamilton ("Hamilton") under the Founders Agreement, and the shares transferred by Hamilton to the Hamilton Trusts and currently held by such trusts are Registerable Securities (as defined in the Founders Agreement) and eligible for inclusion in the Offering. For purposes hereof, "Hamilton Trusts" means the trusts established for the benefit of the children of Hamilton and specifically includes the Douglas Hayes Pollock Hamilton 1997 Trust, the Carrie Elizabeth Hamilton 1997 Trust, and the Olivia Jean Hamilton 1997 Trust.

      2. The parties agree that, notwithstanding the requirements set forth in Section 5.11(ii) of the Founders Agreement and the Chase Agreement, which are incorporated into the Berea Agreement pursuant to Section 8(c) of the Berea Agreement, the Berea Transferees (as defined below) are deemed for purposes of the Offering and the Registration transferees of the rights of Berea Associates II, LLC to participate in the Offering under the Berea Agreement, and the shares transferred by Berea Associates II, LLC to such Berea Transferees are eligible for inclusion in the Offering, provided, however, that nothing in this Agreement and Waiver shall cause such shares to be deemed eligible for inclusion in any other offerings or registrations of the Company. Notwithstanding the foregoing, Berea Associates II, LLC retains any and all rights to waive or amend the registration rights of the Berea Transferees under the Berea Agreement, and to take any action with respect to such agreement, including, but not limited to, the right to act and execute this Agreement and Waiver as a holder of a majority in interest of the aggregate outstanding Registerable Securities (as defined in the Founders Agreement and the Chase Agreement) under the Berea Agreement, which actions by Berea Associates II, LLC shall be binding upon all Berea Transferees. For purposes hereof, "Berea Transferees" means Paul J. Harder, Western Harbor Associates, LLC, Ravelin LLC, William Ross, Anthony B. Martino, Richard E. Turner, Jr., NBLN Limited Partnership, Dr. Brad Cohen, Albert Stickney, James Wadsworth, Richard J. Riley, Kenneth W. Colwell, Paul J. Koessler, Fatta Enterprises, LLC, Howard Zemsky, Joseph J. Castiglia, Thomas J. Fatta, C. Anthony Rider, Laszlo J. Meszaros, Christopher P. Wasp, Shamrock Seven LLC, William R. Ziegler, Paul Atatnasio, and PAC Finance (USA) Inc.

      3. The Company, the Purchasers and the Participants hereby agree that, in the event of a limitation on the number of Additional Shares to be included in the Registration and Offering, to the extent that any shares are held by one or more Hamilton Affiliates (as defined below), Hamilton may allocate the right to include the shares in the Registration and Offering, pursuant to the Founders Agreement, among such Hamilton Affiliates in any proportion determined by Hamilton, provided that the aggregate number of shares included in the Registration and Offering by such Hamilton Affiliates, collectively, shall remain unchanged as a result of such allocation. Each of such Hamilton Affiliates specifically consents to the foregoing and waives any rights to register securities that it might otherwise have in the absence of such allocation. For purposes hereof, "Hamilton Affiliates" means DAPHAM Partnership L.P., Hamilton and the Hamilton Trusts.

      4. The Company and the Purchasers and the Participants hereby agree that, to the extent that any Purchaser or Participant has the right under one or more of the Agreements to include shares in the Offering, such Purchaser or Participant may elect to include such shares in the Offering only upon exercise of the Over-allotment Option, to the extent Additional Shares are available for sale pursuant to the Over-allotment Option, as indicated on Exhibit A attached hereto. Any such shares that would have otherwise been included in the initial portion of the Offering (i.e., the portion that is not subject to the Over-allotment Option) but are instead elected by Purchaser or Participant holding such shares to be included only in the Over-allotment Option shall have priority over the inclusion of all other shares requested to be sold by Selling Shareholders pursuant to the Over-allotment Option.

      5. The Company, the Purchasers and the Participants hereby agree that, in the event of a limitation on the number of Additional Shares to be included in the Registration and Offering, to the extent that any Selling Shareholder holds different classes or series of Registerable Securities, such Selling Shareholder may determine which such Registerable Securities to include in the Registration and Offering.

      6. Each party consents to the inclusion in the Offering of the shares set forth next to their name as so offered in Exhibit A attached hereto. Any change in the number of shares available to a Selling Shareholder will result in a proportionate change to the number of shares available for a Selling Shareholder as contemplated hereby and by the Agreements.

      7. For purposes of clarification, the shares to be included in the Offering by Mellon Ventures, L.P. includes the shares issuable to Mellon Ventures, L.P. upon conversion of 2,285.30 shares of the Series B Preferred Stock of the Company paid by the Company as a pay-in-kind dividend, which shares are convertible into 40,093 shares of common stock, on December 31, 2003.

      8. From and after the date hereof, all references in each of the Agreements and each of the other documents executed to carry out the Offering shall be deemed to be references to the Agreements, as amended hereby.

      9. Except as set forth herein, the Agreements remain in full force and effect in accordance with its terms and nothing contained herein shall be deemed
(i) to be a waiver, amendment, modification or other change of any term, condition or provision of the any of the Agreements (or a consent to any such waiver, amendment, modification or other change), (ii) to prejudice any right or rights which any Purchaser or Participant or the Company may have under the Agreements, or (iii) to entitle a party to a waiver, amendment, modification or other change of any term, condition or provision of any of the Agreements (or a consent to any such waiver, amendment, modification or other change), or to a consent, in the future in similar or different circumstances.

      10. To the extent any provision of this Agreement conflicts with the Agreements, this Agreement shall govern and the Agreements shall be deemed amended accordingly.

      11. This Agreement and Waiver shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      12. To the extent this Agreement and Waiver is executed by the Purchasers under the Chase Agreement, the Founders Agreement or the Mellon Agreement and the Participants under the Berea Agreement holding a majority in interest of the aggregate then outstanding Registerable Securities (as defined in each of the Chase Agreement, the Founders Agreement and the Mellon Agreement) thereunder, this Agreement and Waiver shall be binding upon each Purchaser and Participant whether or not such Purchaser or Participant executes this document and whether or not Purchasers or Participants under the other Agreements do not execute this Agreement and Waiver.

      13. This Agreement and Waiver may be executed on two or more counterparts, each of which shall constitute an original but all of which taken together shall constitute but one agreement.

      IN WITNESS WHEREOF, this Agreement and Waiver has been duly executed as of the day and year first above written.

                                      COMPANY

                                      CARRIZO OIL & GAS, INC.

                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      PURCHASERS

                                      J.P. MORGAN PARTNERS (23A SBIC), L.P.

                                      By: J.P. Morgan Partners (23A SBIC
                                          Manager), Inc., its general partner

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                      MELLON VENTURES, L.P.

                                      By: MVMA, L.P., its general partner

                                          By: MVMA, Inc., its general partner

                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                      DOUGLAS A.P. HAMILTON


                                      -----------------------------------------
                                      Douglas A.P. Hamilton

                                      PAUL B. LOYD, JR.


                                      -----------------------------------------
                                      Paul B. Loyd, Jr.


                                      FRANK A. WOJTEK


                                      -----------------------------------------
                                      Frank A. Wojtek


                                      SYLVESTER P. JOHNSON IV


                                      -----------------------------------------
                                      Sylvester P. Johnson


                                      DAPHAM PARTNERSHIP L.P.


                                      -----------------------------------------
                                      DAPHAM Partnership L.P.


                                      PARTICIPANTS

                                      BEREA ASSOCIATES II, L.L.C.

                                      By: Berea Oil & Gas Corp., its
                                          managing member

                                          By:
                                             ----------------------------------
                                             Name:  Thomas H. O'Neill, Jr.
                                             Title: President

EXHIBIT A

                             CARRIZO OIL & GAS, INC.
        REGISTRATION STATEMENT ON FORM S-2 (REGISTRATION NO. 333-111475)

---------------------------------------------------------------------------------------------------------------------
                                 SHARES REQUESTED TO    SHARES REGISTERED     SHARES SUBJECT    SHARES REQUESTED TO
            HOLDER                  BE REGISTERED         IN THE INITIAL          TO THE         BE INCLUDED IN THE
                                                            OFFERING*         OVER-ALLOTMENT    OVER-ALLOTMENT ONLY
                                                                                  OPTION
---------------------------------------------------------------------------------------------------------------------
Douglas A.P. Hamilton............     851,472                249,120               73,390                  0
---------------------------------------------------------------------------------------------------------------------
The Hamilton Trusts
(Affiliated Parties of
Douglas Hamilton)................     138,648                 60,000                    0                   0
---------------------------------------------------------------------------------------------------------------------
     The Douglas Hayes
     Pollock Hamilton
     Trust.......................      43,000                 20,000                    0                   0
---------------------------------------------------------------------------------------------------------------------
     The Carrie Hamilton Trust...      47,824                 20,000                    0                   0
---------------------------------------------------------------------------------------------------------------------
     The Olivia Jean Hamilton
     Trust.......................      47,824                 20,000                    0                   0
---------------------------------------------------------------------------------------------------------------------
DAPHAM Partnership L.P.
(Affiliated party of  Douglas
Hamilton)........................     395,960                    0                      0                   0
---------------------------------------------------------------------------------------------------------------------
Paul B. Loyd, Jr.................   1,226,756                273,588               64,954                   0
---------------------------------------------------------------------------------------------------------------------
Frank A. Wojtek..................     440,000                 98,128               23,297                   0
---------------------------------------------------------------------------------------------------------------------
S.P. Johnson IV..................     841,083                 75,000#              75,000              75,000#
---------------------------------------------------------------------------------------------------------------------
Mellon Ventures, L.P. ...........   1,650,030                367,986               87,365                   0
---------------------------------------------------------------------------------------------------------------------
J.P. Morgan Partners
(23A SBIC), L.P.
(As successor to CB
Capital Investors, L.P.).........   5,117,244              1,141,236              270,947                   0
---------------------------------------------------------------------------------------------------------------------
Transferees of Berea
Associates II LLC................      66,999 Total           14,943 Total          3,547 Total             0
---------------------------------------------------------------------------------------------------------------------
     Thomas O'Neill, Jr. ........       4,236                    945                  224                   0
---------------------------------------------------------------------------------------------------------------------
     Paul J. Harder..............       3,906                    871                  207                   0
---------------------------------------------------------------------------------------------------------------------
     Western Harbor
     Associates, LLC.............       1,953                    435                  103                   0
---------------------------------------------------------------------------------------------------------------------
     Ravelin LLC.................      19,531                  4,356                1,034                   0
---------------------------------------------------------------------------------------------------------------------
     William Ross................       3,907                    871                  207                   0
---------------------------------------------------------------------------------------------------------------------
     Anthony B. Martino .........       6,024                  1,343                  319                   0
---------------------------------------------------------------------------------------------------------------------
     Richard E. Turner, Jr. .....       2,500                    558                  132                   0
---------------------------------------------------------------------------------------------------------------------
     NBLN Limited Partnership....      11,718                  2,613                  620                   0
---------------------------------------------------------------------------------------------------------------------
     Brad Cohen .................       3,906                    871                  207                   0
---------------------------------------------------------------------------------------------------------------------
     Albert Stickney.............       1,694                    378                   90                   0
---------------------------------------------------------------------------------------------------------------------
     James Wadsworth.............       4,236                    945                  224                   0
---------------------------------------------------------------------------------------------------------------------
     Richard J. Riley............       1,694                    378                   90                   0
---------------------------------------------------------------------------------------------------------------------
     Kenneth W. Colwell..........       1,694                    378                   90                   0
---------------------------------------------------------------------------------------------------------------------
TOTAL                              10,728,192              2,280,000              598,500              75,000
=====================================================================================================================

    ------------
    * These numbers are based upon the shares contemplated by the current draft of the Form S-2 registration statement, which contemplates a total sale of 2,878,500 shares. (2,280,000 Shares in the Offering plus 598,500 Shares to be sold pursuant to the Over-allotment Option.)